Exhibit 99.1

Blucora Announces First Quarter 2018 Results
Double-Digit Growth in Revenue, Segment Income and EPS, Strong Tax Season

IRVING, TX — May 9, 2018 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the first quarter ended March 31, 2018.
First Quarter Highlights and Recent Developments

•	Increased total revenue by 13% year-over-year

•	Grew wealth management revenue by 11%, Advisory Assets Under Management (AUM) by 15% and Total Assets Under Administration by 10% year-over-year

•	Strengthened balance sheet by reducing debt by $40 million in first quarter, improving net leverage ratio to 2.1x vs. 3.3x in prior year period

•
Tax preparation revenue and segment income expected to grow approximately 15% and 11% respectively for the six months ended June 30, 2018 compared to the same period last year, with a return to paid unit growth

“We’re pleased to report a strong start to the year with double-digit growth rates in revenue, segment income, adjusted EBITDA as well as both GAAP and Non-GAAP EPS,” commented John Clendening, Blucora’s President and Chief Executive Officer. "Strong cash flow generation enabled us to further strengthen our balance sheet and reduce our net leverage ratio to its lowest level since the end of 2015. Additionally, our wealth management business grew assets under management by 15% to $12.7 billion and total assets under administration by 10% to $43.9 billion.”

Summary Financial Performance: Q1 2018
($ in millions except per share amounts)

	Q1	Q1
	2018	2017	Change
Revenue	$206.0	$182.4	13%
Wealth Management	$92.1	$82.7	11%
Tax Preparation	$113.9	$99.7	14%
Segment Income	$71.9	$65.0	11%
Wealth Management	$13.1	$11.9	10%
Tax Preparation	$58.8	$53.1	11%
Unallocated Corporate Operating Expenses	$(5.5)	$(6.8)	(18)%
GAAP:
Operating Income	$52.7	$43.9	20%
Net Income Attributable to Blucora, Inc.	$45.3	$30.6	48%
Diluted Net Income Per Share Attributable to Blucora, Inc. (EPS)	$0.93	$0.67	39%
Non-GAAP:
Adjusted EBITDA	$66.3	$58.2	14%
Net Income	$58.2	$47.4	23%
Diluted Net Income Per Share (EPS)	$1.20	$1.04	15%
See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Tax Season Update
Clendening continued, “Our tax preparation business had a strong tax season. In the third year of a multi-year pivot to focus on profitable customers, while total units, including free, declined as expected, I’m pleased to report a return to growth in paid units, as well as continued growth in average revenue per user. Based on these results we now expect full first-half 2018 tax revenue growth of approximately 15% versus the comparable period last year, well ahead of our previous outlook range of 8-10%.”
“This season we significantly enhanced our mobile experience, moved to the cloud, and improved our customer support capabilities. In addition, this season we launched our BluPrintTM financial assessment which turns insights from a customer’s tax return into actionable recommendations to improve their financial lives. We have been encouraged by the customer adoption of BluPrint this year as well the progress of the associated partnerships in our inaugural year of the program,” Clendening concluded.

(in thousands except %s)	Tax seasons ended
	April 19, 2018	April 18, 2017	% change
Consumer:
Online e-files	3,432	3,958	(13)%
Desktop e-files	152	184	(17)%
Sub-total e-files	3,584	4,142	(13)%
Free File Alliance e-files	188	164	15%
Total consumer e-files	3,772	4,306	(12)%
Professional tax preparer:
E-files	1,763	1,717	3%
Total e-files (consumer and preparer)	5,535	6,023	(8)%
Tax season begins on the first day that the IRS begins accepting e-files and ends on tax day +1. This information includes non-financial metrics used in measuring the performance of the consumer and professional tax preparer sides of the Tax Preparation business.

Second Quarter and Full Year 2018 Outlook
For the second quarter of 2018, the Company expects revenues to be between $151.8 million and $155.6 million, GAAP net income attributable to Blucora, Inc. to be between $27.0 million and $28.9 million, or $0.55 to $0.59 per diluted share, Adjusted EBITDA to be between $45.0 million and $48.0 million, and Non-GAAP net income to be between $39.8 million and $42.9 million, or $0.82 to $0.88 per diluted share.
For the full year 2018, the Company expects revenues to be between $545.8 million and $559.8 million, GAAP net income attributable to Blucora, Inc. to be between $38.7 million and $45.0 million, or $0.79 to $0.92 per diluted share, Adjusted EBITDA to be between $110.5 million and $118.3 million, and Non-GAAP net income to be between $86.3 million and $94.2 million, or $1.76 to $1.93 per diluted share.
The second quarter and fiscal 2018 outlook for GAAP net income or loss attributable to Blucora assumes an estimated tax rate of approximately 4% to 8%.
Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss first quarter results, its outlook for the second quarter and full year 2018 and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, respectively, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our ability to successfully transition our wealth management business to a new clearing platform and our expectations concerning the benefits that may be derived therefrom; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate companies or assets that we acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by applicable law.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenue:
Wealth management services revenue	$92,082	$82,667
Tax preparation services revenue	113,883	99,708
Total revenue	205,965	182,375
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	63,067	55,874
Tax preparation services cost of revenue	4,353	3,818
Amortization of acquired technology	50	48
Total cost of revenue (1)	67,470	59,740
Engineering and technology (1)	5,131	4,748
Sales and marketing (1)	55,253	48,998
General and administrative (1)	14,866	13,483
Depreciation	1,915	940
Amortization of other acquired intangible assets	8,307	8,288
Restructuring (1)	289	2,289
Total operating expenses	153,231	138,486
Operating income	52,734	43,889
Other loss, net (2)	(5,228)	(9,708)
Income before income taxes	47,506	34,181
Income tax expense	(1,963)	(3,471)
Net income	45,543	30,710
Net income attributable to noncontrolling interests	(205)	(126)
Net income attributable to Blucora, Inc.	$45,338	$30,584
Net income per share attributable to Blucora, Inc.:
Basic	$0.97	$0.73
Diluted	$0.93	$0.67
Weighted average shares outstanding:
Basic	46,641	42,145
Diluted	48,665	45,428
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three Months Ended March 31,
	2018	2017
Cost of revenue	$259	$46
Engineering and technology	210	285
Sales and marketing	516	691
General and administrative	1,973	1,543
Restructuring	—	443
Total stock-based compensation expense	$2,958	$3,008
(2) Other loss, net consisted of the following (in thousands):

	Three Months Ended March 31,
	2018	2017
Interest income	$(40)	$(20)
Interest expense	4,181	6,436
Amortization of debt issuance costs	203	387
Accretion of debt discounts	47	1,085
(Gain) loss on debt extinguishment	776	1,780
Other	61	40
Other loss, net	$5,228	$9,708

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$77,107	$59,965
Cash segregated under federal or other regulations	1,314	1,371
Accounts receivable, net of allowance	12,655	10,694
Commissions receivable	17,062	16,822
Other receivables	592	3,180
Prepaid expenses and other current assets, net	7,534	7,365
Total current assets	116,264	99,397
Long-term assets:
Property and equipment, net	8,769	9,831
Goodwill, net	548,916	549,037
Other intangible assets, net	319,841	328,205
Other long-term assets	16,282	15,201
Total long-term assets	893,808	902,274
Total assets	$1,010,072	$1,001,671
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,703	$4,413
Commissions and advisory fees payable	17,535	17,813
Accrued expenses and other current liabilities	20,168	19,577
Deferred revenue	4,195	9,953
Total current liabilities	49,601	51,756
Long-term liabilities:
Long-term debt, net	299,078	338,081
Deferred tax liability, net	42,684	43,433
Deferred revenue	500	804
Other long-term liabilities	6,830	8,177
Total long-term liabilities	349,092	390,495
Total liabilities	398,693	442,251

Redeemable noncontrolling interests	18,238	18,033

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,560,262	1,555,560
Accumulated deficit	(966,985)	(1,014,174)
Accumulated other comprehensive loss	(141)	(4)
Total stockholders’ equity	593,141	541,387
Total liabilities and stockholders’ equity	$1,010,072	$1,001,671

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2018	2017
Operating Activities:
Net income	$45,543	$30,710
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	2,958	2,565
Depreciation and amortization of acquired intangible assets	10,359	9,470
Restructuring (non-cash)	—	864
Deferred income taxes	(749)	(481)
Amortization of premium on investments, net, and debt issuance costs	202	397
Accretion of debt discounts	47	1,085
Loss on debt extinguishment	776	1,780
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(1,961)	(1,239)
Commissions receivable	(240)	742
Other receivables	2,588	2,198
Prepaid expenses and other current assets	(319)	(479)
Other long-term assets	(1,109)	122
Accounts payable	3,290	2,687
Commissions and advisory fees payable	(278)	(198)
Deferred revenue	(4,213)	(5,425)
Accrued expenses and other current and long-term liabilities	556	8,102
Net cash provided by operating activities	57,450	52,900
Investing Activities:
Purchases of property and equipment	(940)	(1,165)
Proceeds from sales of investments	—	249
Proceeds from maturities of investments	—	7,092
Purchases of investments	—	(409)
Net cash provided (used) by investing activities	(940)	5,767
Financing Activities:
Payments on credit facility	(40,000)	(38,000)
Proceeds from stock option exercises	2,534	4,234
Proceeds from issuance of stock through employee stock purchase plan	703	662
Tax payments from shares withheld for equity awards	(1,493)	(2,209)
Contingent consideration payments for business acquisition	(1,313)	(946)
Net cash used by financing activities	(39,569)	(36,259)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(6)	5
Net increase in cash, cash equivalents, and restricted cash	16,935	22,413
Cash, cash equivalents, and restricted cash, beginning of period	62,311	54,868
Cash, cash equivalents, and restricted cash, end of period	$79,246	$77,281

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2018	2017
Revenue:
Wealth Management (1)	$92,082	$82,667
Tax Preparation (1)	113,883	99,708
Total revenue	205,965	182,375
Operating income:
Wealth Management	13,075	11,853
Tax Preparation	58,806	53,133
Corporate-level activity (2)	(19,147)	(21,097)
Total operating income	52,734	43,889
Other loss, net	(5,228)	(9,708)
Income tax expense	(1,963)	(3,471)
Net income	$45,543	$30,710
(1) Revenues by major category within each segment are presented below (in thousands):

	Three months ended March 31,
	2018	2017
Wealth Management:
Commission	$42,870	$39,595
Advisory	39,301	33,576
Asset-based	7,172	5,966
Transaction and fee	2,739	3,530
Total Wealth Management revenue	$92,082	$82,667
Tax Preparation:
Consumer	$101,912	$88,242
Professional	11,971	11,466
Total Tax Preparation revenue	$113,883	$99,708
(2) Corporate-level activity included the following (in thousands):

	Three months ended March 31,
	2018	2017
Operating expenses	$(5,541)	$(6,773)
Stock-based compensation	(2,958)	(2,565)
Depreciation	(2,002)	(1,134)
Amortization of acquired intangible assets	(8,357)	(8,336)
Restructuring	(289)	(2,289)
Total corporate-level activity	$(19,147)	$(21,097)

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

(In thousands)	Three Months Ended March 31,
	2018	2017
Net income attributable to Blucora, Inc.(2)	$45,338	$30,584
Stock-based compensation	2,958	2,565
Depreciation and amortization of acquired intangible assets	10,359	9,470
Restructuring	289	2,289
Other loss, net (3)	5,228	9,708
Net income attributable to noncontrolling interests	205	126
Income tax expense	1,963	3,471
Adjusted EBITDA	$66,340	$58,213

Preliminary Non-GAAP Net Income Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended March 31, 2018
	2018	2017
Net income attributable to Blucora, Inc.(2)	$45,338	$30,584
Stock-based compensation	2,958	2,565
Amortization of acquired intangible assets	8,357	8,336
Accretion of debt discount on Convertible Senior Notes	—	934
Restructuring	289	2,289
Impact of noncontrolling interests	205	126
Cash tax impact of adjustments to GAAP net income	(313)	(587)
Non-cash income tax expense (1)	1,398	3,160
Non-GAAP net income	$58,232	$47,407
Per diluted share:
Net income attributable to Blucora, Inc.	$0.93	$0.67
Stock-based compensation	0.06	0.06
Amortization of acquired intangible assets	0.18	0.18
Accretion of debt discount on Convertible Senior Notes	—	0.02
Restructuring	0.01	0.05
Impact of noncontrolling interests	0.00	0.00
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.01)
Non-cash income tax expense	0.03	0.07
Non-GAAP net income	$1.20	$1.04
Weighted average shares outstanding used in computing per diluted share amounts	48,665	45,428

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2018		December 31, 2018
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$27,000	$28,900	$38,700	$45,000
Stock-based compensation	3,900	3,800	14,200	14,000
Depreciation and amortization of acquired intangible assets	9,700	9,600	38,900	38,800
Restructuring	100	—	400	300
Other loss, net (3)	2,900	3,000	15,900	15,600
Impact of noncontrolling interests	200	200	700	700
Income tax (benefit) expense	1,200	2,500	1,700	3,900
Adjusted EBITDA	$45,000	$48,000	$110,500	$118,300
Preliminary Non-GAAP Net Income (Loss) Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	June 30, 2018		December 31, 2018
	Low	High	Low	High
Net income (loss) attributable to Blucora, Inc.	$27,000	$28,900	$38,700	$45,000
Stock-based compensation	3,900	3,800	14,200	14,000
Amortization of acquired intangible assets	8,400	8,400	33,300	33,300
Restructuring	100	—	400	300
Impact of noncontrolling interests	200	200	700	700
Cash tax impact of adjustments to net income (loss)	(400)	(300)	(800)	(800)
Non-cash income tax benefit	600	1,900	(200)	1,700
Non-GAAP net income (loss)	$39,800	$42,900	$86,300	$94,200

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation, amortization of acquired intangible assets (including acquired technology), restructuring, other loss, net, the impact of noncontrolling interests and income tax expense. Restructuring costs relate to the relocation of our corporate headquarters during 2017.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income as net income attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets (including acquired technology), accelerated accretion of debt discount on our Convertible Senior Notes that were outstanding for a portion of 2017 (the "Notes"), restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income and net income per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.